Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-50480, 333-85330, 333-97176, 333-33891, 333-80663, 333-61132, 333-97375, 333-119257 and 333-151941) and on Form S-3 (No. 333-121225) of Regeneron Pharmaceuticals, Inc., of our report dated February 18, 2010 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

PricewaterhouseCoopers LLP
New York, New York
February 18, 2010